EXHIBIT 10.63
AMENDMENT NO. 1 TO SERIES 2008-1
NOTE PURCHASE AGREEMENT
               AMENDMENT NO. 1 TO SERIES 2008-1 NOTE PURCHASE AGREEMENT, dated as of September 15, 2008 (this “Amendment”), between TAL Advantage II LLC, a limited liability company organized under the laws of Delaware, as Issuer (the “Issuer”) and Fortis Capital Corp., ING Bank N.V. and Bayersiche Hypo -und Vereinsbank AG (each a “Purchaser”, and collectively, the “Purchasers”), and each Purchaser’s respective deal agent (the “Deal Agents”);
               WHEREAS, the Issuer, Fortis Capital Corp. (as initial Purchaser), noteholders from time to time a party thereto and other financial institutions from time to time a party thereto are parties to the Note Purchase Agreement, dated as of March 27, 2008, as amended, modified or supplemented from time to time in accordance with its terms (the “Note Purchase Agreement”), providing among other things, for the delivery of the Notes and the increase or decrease of the actual outstanding balance from time to time in accordance with the terms therein and in accordance with the Series 2008-1 Series Supplement, dated as of March 27, 2008 (as amended, modified or supplemented from time to time) (the “Series 2008-1 Supplement”) and in accordance with the Indenture, dated as of March 27, 2008 (as amended, modified or supplemented from time to time) (the “Indenture”);
               WHEREAS, pursuant to Section 8.1 of the Note Purchase Agreement and subject to certain conditions stated therein, the Issuer, the Purchasers, the Deal Agents and the Control Party for Series 2008-1 may amend the Note Purchase Agreement; and
               WHEREAS, the Issuer, the Purchasers, the Deal Agents and the Control Party for Series 2008-1 desire to amend the Note Purchase Agreement in accordance with the terms and conditions set forth below;
               NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree and consent as follows:
ARTICLE I
Definitions
     SECTION 1.1. Defined Terms. Terms for which meanings are provided in the Note Purchase Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
Amendment to the Note Purchase Agreement
     SECTION 2.1. Subject to the satisfaction of the conditions specified in Article III below and effective as of the Amendment Effective Date (as defined herein), the Note Purchase Agreement shall be amended as follows:
     (a) Amendment to Section 2.3. Increase/Reduction of the Series 2008-1 Note Existing Commitment. Paragraph (b) of Section 2.3 is hereby amended by deleting the first sentence of paragraph (b) in its entirety and replacing it with the following:
“The Issuer may, by means of a letter delivered to Administrative Agent and the Indenture Trustee on not more than five (5) occasions prior to the Conversion Date, request that the aggregate Series 2008-1 Note Existing Commitments be increased by an aggregate amount not to exceed Two Hundred Seventy Five Million Dollars ($275,000,000), by (a) increasing the commitment of one or more then existing Series 2008-1 Noteholders that have agreed to such increase and/or (b) by issuing additional Series 2008-1 Notes to add one or more commercial banks, finance companies or other Persons acceptable to the Issuer (each an “Additional Series 2008-1 Noteholder”) with a Series 2008-1 Note Existing Commitment in an amount agreed to by any such Additional Series 2008-1 Noteholder.”
ARTICLE III
Condition Precedent
     SECTION 3.1. This Amendment shall become effective as of the date on which this Amendment is executed and delivered by the parties hereto (the “Amendment Effective Date”).
     (a)     .
ARTICLE IV
Miscellaneous
     SECTION 4.1. Successors and Assigns. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

     SECTION 4.2. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 4.3. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     SECTION 4.4. Ratification of Note Purchase Agreement; Amendment Part of Note Purchase Agreement. Except as expressly amended hereby, the Note Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Note Purchase Agreement for all purposes, and every Noteholder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4.5. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement.
     SECTION 4.6. Headings. The headings of the Articles and the Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TAL ADVANTAGE II LLC, as Issuer,

By:	TAL International Container Corporation,
its Manager

By:
Name:
Title:
Amendment No. 1 to
Series 2008-1 Note Purchase Agreement

S-1

Agreed to and Acknowledged by, as of the date first above written:

FORTIS CAPITAL CORP.,
as Purchaser and Deal Agent

By:
Name:
Title:

ING BANK N.V.,
as Purchaser and Deal Agent

By:
Name:
Title:

BAYERISCHE HYPO -UND VEREINSBANK AG,
as Purchaser and Deal Agent

By:
Name:
Title:
Amendment No. 1 to
Series 2008-1 Note Purchase Agreement

S-2